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                                                                     Exhibit 5.1

                       Orrick, Herrington & Sutcliffe LLP
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 506-5000



                                 July 10, 2001

Dynegy Holdings Inc.
1000 Louisiana Street, Suite 5800
Houston, TX 77002

Dynegy Roseton, L.L.C.
992 River Road
Newburgh, NY 12550

Dynegy Danskammer, L.L.C.
994 River Road
Newburgh, NY 12550

     We have acted as special lease counsel to Dynegy Holdings Inc., a Delaware corporation ("DHI"), Dynegy Roseton, L.L.C., a Delaware limited liability company ("Roseton"), and Dynegy Danskammer, L.L.C., a Delaware limited liability company ("Danskammer"), in connection with the issuance of existing 7.27% Series A Pass Through Certificates due 2010 (the "Existing Series A Pass Through Certificates") and of existing 7.67% Series B Pass Through Certificates due 2016 (the "Existing Series B Pass Through Certificates"). We are issuing this opinion letter in connection with (i) the registration of the proposed offer to exchange (the "Exchange Offer") (a) new 7.27% Series A Pass Through Certificates due 2010 (the "New Series A Pass Through Certificates") for an equal principal amount of the Existing Series A Pass Through Certificates and (b) new 7.67% Series B Pass Through Certificates due 2016 (the "New Series B Pass Through Certificates") for an equal principal amount of the Existing Series B Pass Through Certificates; (ii) the registration of Guarantees (as defined below) of lease payments of Roseton and Danskammer by DHI pursuant to (a) a guaranty agreement, dated as of May 1, 2001, entered into among DHI and each of Danskammer OL LLC, Wilmington Trust Company, Danskammer OP LLC, Resources Capital Management Corporation and The Chase Manhattan Bank (the "Danskammer Guaranty Agreement") and (b) a guaranty agreement, dated as of May 1, 2001, entered into among DHI and each of Roseton OL LLC, Wilmington Trust Company, Roseton OP LLC, Resources Capital Management Corporation and The Chase Manhattan Bank (the "Roseton Guaranty Agreement" and, collectively with the Danskammer Guaranty Agreement, the "Guarantees"); and (iii) the preparation of the prospectus (the "Prospectus") contained in the registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by DHI, Roseton and Danskammer for the purpose of registering the New Series A Pass Through Certificates, the New Series B Pass Through Certificates and the Guarantees under the Securities Act of 1933, as amended (the "Securities Act").
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Dynegy Holdings Inc.
1000 Louisiana Street, Suite 5800
Houston, TX 77002

Dynegy Roseton, L.L.C.
992 River Road
Newburgh, NY 12550

Dynegy Danskammer, L.L.C.
994 River Road
Newburgh, NY 12550

     The Existing Series A Pass Through Certificates have been, and the New Series A Pass Through Certificates will be, issued pursuant to Pass Through Trust Agreement ST, dated as of May 1, 2001, among Roseton, Danskammer, and The Chase Manhattan Bank, as pass through trustee (the "ST Pass Through Trustee") (the "Pass Through Trust Agreement ST"). The Existing Series B Pass Through Certificates have been, and the New Series B Pass Through Certificates will be, issued pursuant to Pass Through Trust Agreement LT, dated as of May 1, 2001, among Roseton, Danskammer, and The Chase Manhattan Bank, as pass through trustee (the "LT Pass Through Trustee") (the "Pass Through Trust Agreement LT").

     This opinion is being furnished in accordance with the requirements of Item 601(b)5 of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Registration Rights Agreement dated as of May 8, 2001 among DHI, Roseton, Danskammer and certain other parties named therein; (iii) the Pass Through Trust Agreement ST and the Pass Through Trust Agreement LT; (iv) the Form T-1 of the ST Pass Through Trustee and LT Pass Through Trustee; (v) the forms of the Existing Series A Pass Through Certificate and the Existing Series B Pass Through Certificate; (vi) the forms of the New Series A Pass Through Certificate and the New Series B Pass Through Certificate; (vii) the Guarantees; and (viii) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of DHI, Danskammer and Roseton, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, we have relied upon certificates of officers and

Dynegy Holdings Inc.
1000 Louisiana Street, Suite 5800
Houston, TX 77002

Dynegy Roseton, L.L.C.
992 River Road
Newburgh, NY 12550

Dynegy Danskammer, L.L.C.
994 River Road
Newburgh, NY 12550
representatives of DHI, Danskammer and Roseton. We have also assumed (i) the due incorporation or formation and valid existence of the Pass Through Trust (as defined in the Pass Through Trust Agreement ST), the Pass Through Trust (as defined in the Pass Through Trust Agreement LT), the ST Pass Through Trustee, the LT Pass Through Trustee, and each of DHI, Roseton and Danskammer, (ii) that Danskammer, Roseton and the ST Pass Through Trustee had the requisite corporate power and authority to execute and deliver the Pass Through Trust Agreement ST and perform their respective obligations thereunder, (iii) that Danskammer, Roseton and the LT Pass Through Trustee had the requisite corporate power and authority to execute and deliver the Pass Through Trust Agreement LT and perform their respective obligations thereunder, (iv) that the Pass Through Trust Agreement ST was duly authorized, executed and delivered by each of Danksammer, Roseton and the ST Pass Through Trustee, (v) that the Pass Through Trust Agreement LT was duly authorized, executed and delivered by each of Danksammer, Roseton and the LT Pass Through Trustee, (vi) that the ST Pass Through Trustee will have the requisite corporate power and authority to execute and deliver the New Series A Pass Through Certificates and that such certificates will be duly authorized, executed and delivered, (vii) that the LT Pass Through Trustee will have the requisite corporate power and authority to execute and deliver the New Series B Pass Through Certificates and that such certificates will be duly authorized, executed and delivered, (viii) that DHI had the requisite corporate power and authority to execute and deliver the Danskammer Guaranty Agreement and perform its obligations thereunder, (ix) that DHI had the requisite corporate power and authority to execute and deliver the Roseton Guaranty Agreement and perform its obligations thereunder, (x) that each of the Guarantees was duly authorized, executed and delivered by DHI.

Dynegy Holdings Inc.
1000 Louisiana Street, Suite 5800
Houston, TX 77002

Dynegy Roseton, L.L.C.
992 River Road
Newburgh, NY 12550

Dynegy Danskammer, L.L.C.
994 River Road
Newburgh, NY 12550

     Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, (i) when the New Series A Pass Through Certificates (in the form examined by us) are duly executed and authenticated by the ST Pass Through Trustee and duly delivered in exchange for the Existing Series A Pass Through Certificates in accordance with the Exchange Offer in the manner described in the Registration Statement, the New Series A Pass Through Certificates will constitute the legal, valid and binding obligations of the Pass Through Trust (as defined in the Pass Through Trust Agreement ST) and will be entitled to the benefits of the Pass Through Trust Agreement ST, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting creditors' rights and remedies generally, and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law; (ii) when the New Series B Pass Through Certificates (in the form examined by us) are duly executed and authenticated by the LT Pass Through Trustee and duly delivered in exchange for the Existing Series B Pass Through Certificates in accordance with the Exchange Offer in the manner described in the Registration Statement, the New Series B Pass Through Certificates will constitute the legal, valid and binding obligations of the Pass Through Trust (as defined in the Pass Through Trust Agreement LT ) and will be entitled to the benefits of the Pass Through Trust Agreement LT, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting creditors' rights and remedies generally, and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (iii) when (a) the New Series

Dynegy Holdings Inc.
1000 Louisiana Street, Suite 5800
Houston, TX 77002

Dynegy Roseton, L.L.C.
992 River Road
Newburgh, NY 12550

Dynegy Danskammer, L.L.C.
994 River Road
Newburgh, NY 12550

A Pass Through Certificates (in the form examined by us) are duly executed and authenticated by the ST Pass Through Trustee and duly delivered in exchange for the Existing Series A Pass Through Certificates in accordance with the Exchange Offer in the manner described in the Registration Statement and (b) the New Series B Pass Through Certificates (in the form examined by us) are duly executed and authenticated by the LT Pass Through Trustee and duly delivered in exchange for the Existing Series B Pass Through Certificates in accordance with the Exchange Offer in the manner described in the Registration Statement, the Guarantees will constitute the legal, valid and binding obligations of DHI, enforceable against DHI in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting creditors' rights and remedies generally, and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We are members of the Bar of the State of New York and, for purposes of this opinion, do not hold ourselves out as experts on, nor are we, in rendering our opinions herein, passing on the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware or the Limited Liability Company Act of the State of Delaware.
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Dynegy Holdings Inc.
1000 Louisiana Street, Suite 5800
Houston, TX 77002

Dynegy Roseton, L.L.C.
992 River Road
Newburgh, NY 12550

Dynegy Danskammer, L.L.C.
994 River Road
Newburgh, NY 12550

     We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. By giving the foregoing consent, we do not admit that we are within the category of persons required to give consents pursuant to Section 7 of the Securities Act or the rules and regulations of the Commission.

                                 Very truly yours,

                                 /s/ Orrick, Herrington & Sutcliffe LLP

                                 Orrick, Herrington & Sutcliffe LLP